Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 2 to the Registration Statement on Form S-11 of Hudson Pacific Properties, Inc. of our report dated November 22, 2010 relating to our audit of the combined financial statements of Hudson Pacific Properties, Inc. for the year ended December 31, 2008, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus.

/s/ McGladrey & Pullen, LLP

Chicago, Illinois

April 26, 2011